UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FITMEDIA, INC.
(Exact name of registrant as specified in its charter.)

Delaware	n/a
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

304B - 338 WEST 8TH AVENUE
Vancouver, British Columbia V5Y 3X2
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be
registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box ☒

Securities Act registration statement file number to which this form relates: Form SB-2; File No. 333-124872

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.0001
(Title of Class)

ITEM 1.	DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No.333-124872) is incorporated by reference into this registration statement.

ITEM 2.	EXHIBITS

The following Exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description

3.1	Articles of Incorporation. (1)
3.2	Bylaws. (1)
4.1	Specimen Stock Certificate. (1)
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered. (1)
23.1	Consent of Moore Stephens Ellis Foster Ltd. Chartered Accountants (2)
23.2	Consent of Conrad C. Lysiak, Esq. (1)

(1)	Previously filed as an exhibit to the Registration Statement on Form SB-2 on May 13, 2005.
(2)	Previously filed as an exhibit to the Registration Statement on Form SB-2 Amendment No. 2 on October 21, 2005.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 23rd day of January, 2006.

FITMEDIA, INC.
(Registrant)

By:	/s/ Timothy Crottey

Title:	Timothy Crottey, president, principal executive
officer, treasurer, principal financial officer,
principal accounting officer, secretary and
director